UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 14, 2006 (July 13, 2006)

Realogy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-32852	20-4381990
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

One Campus Drive, Parsippany, NJ	07054
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (973) 496-6700

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As described in Item 8.01 below, on July 13, 2006, Cendant Corporation (“Cendant”) announced that its board of directors approved the distribution to its stockholders of all of its shares of common stock of Realogy Corporation (“Realogy”), a wholly owned subsidiary of Cendant that holds directly or indirectly the assets and liabilities associated with Cendant’s Real Estate Services businesses. A copy of Cendant’s press release dated July 13, 2006 is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In connection with the distribution, Cendant will deliver to its stockholders an information statement, which describes for stockholders the details of the distribution and provides information as to the business and management of Realogy.

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2006, Realogy adopted a stockholder rights plan (the “Rights Plan”) and entered into a rights agreement (the “Rights Agreement”), dated as of July 13, 2006, between Realogy and Mellon Investor Services LLC as Rights Agent. Pursuant to the Rights Agreement, one preferred stock purchase right (a “Right”) will be issued for each outstanding share of Realogy common stock. In connection with the adoption of the Rights Plan, Realogy filed with the Delaware Secretary of State a Certificate of Designation authorizing 750,000 shares of Series A Junior Participating Preferred Stock (the “Certificate of Designation”). Each Right issued will be subject to the terms of the Rights Agreement. A summary description of the Rights Agreement is provided below.

The Rights will initially trade with, and be inseparable from, Realogy common stock. The Rights are not represented by certificates. New Rights will accompany any new shares of common stock that Realogy issues after the date the separation is completed until the date on which the Rights are separated from Realogy common stock and become exercisable as described below.

Exercise Price. Each Right allows its holder to purchase from Realogy one one-thousandth of a share of Realogy’s Series A junior participating preferred stock (“Preferred Stock”) for $160, once the Rights are separated from Realogy common stock and become exercisable. Prior to its exercise, a Right does not give its holder any dividend, voting or liquidation rights.

Exercisability. Each Right will not be separated from Realogy common stock and will not be exercisable until the earlier of:

•	ten business days (or a later date determined by Realogy’s board of directors (“Realogy’s Board”) before the Rights are separated from Realogy common stock) after the public announcement that a person or group has become an “acquiring person” by acquiring beneficial ownership of 15% or more of Realogy’s outstanding common stock or

•	ten business days (or a later date determined by Realogy’s Board before the Rights are separated from Realogy common stock) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

Until the date the Rights become exercisable, book-entry ownership of Realogy common stock will evidence the Rights, and any transfer of shares of Realogy common stock will constitute a transfer of the Rights associated with the shares of common stock. After the date the Rights separate from Realogy common stock, the Rights will be evidenced by book-entry credits. Any of the Rights held by an acquiring person will be void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•	Flip In. If a person or group becomes an acquiring person, all holders of the Rights except the acquiring person may, for the then applicable exercise price, purchase shares of Realogy common stock with a market value of twice the then applicable exercise price, based on the market price of Realogy common stock prior to such acquisition.

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•	Flip Over. If Realogy is acquired in a merger or similar transaction after the date the Rights become exercisable, all holders of the Rights except the acquiring person may, for the then applicable exercise price, purchase shares of the acquiring corporation with a market value of twice the then applicable exercise price, based on the market price of the acquiring corporation’s stock prior to such merger.

Expiration. The Rights Plan contains a so-called “sunset provision,” pursuant to which this Rights Plan will expire on or around the date of Realogy’s 2008 annual meeting of stockholders unless the continuation of this Rights Plan is approved by a majority of the shares present and entitled to vote at such 2008 annual meeting of stockholders. If Realogy’s stockholders do not approve the continuation of this Rights Plan, these Rights will expire. If Realogy’s stockholders approve the continuation of this Rights Plan, these Rights will expire on July 13, 2016.

Redemption. Realogy’s Board may redeem the Rights for $0.001 per Right at any time before a person or group becomes an acquiring person. If Realogy’s Board redeems any of the Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only Right of the holders of the Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if Realogy has a stock split or issues stock dividends on Realogy common stock.

Exchanges. After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of Realogy’s outstanding common stock, Realogy’s Board may extinguish the Rights by exchanging one share of Realogy common stock or an equivalent security for each Right, other than Rights held by the acquiring person.

Anti-Dilution Provisions. The purchase price for one one-thousandth of a share of Realogy’s Preferred Stock, the number of shares of Preferred Stock issuable upon the exercise of a Right and the number of the outstanding Rights may be subject to adjustment in order to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of Realogy’s preferred stock. No adjustments to the purchase price of Realogy’s Preferred Stock will be required until the cumulative adjustments would amount to at least 1% of the purchase price.

Amendments. The terms of the Rights Agreement may be amended by Realogy without the consent of the holders of Realogy common stock. After the Rights separate from Realogy common stock and become exercisable, Realogy may not amend the agreement in a way that adversely affects the interests of the holders of the Rights.

The Certificate of Designation and the Rights Agreement are attached as Exhibits 3.3 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this item. This summary description of the Rights Agreement, the Rights and Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item. The Certificate of Designation and the Rights Agreement are attached as Exhibits 3.3 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this item.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2006, Realogy amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and by-laws (the “Amended and Restated By-Laws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws is included in the information statement (the “Information Statement”) filed as an exhibit to Realogy’s Registration Statement on Form 10, which was filed by Realogy with the Securities and Exchange Commission. Realogy’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this item.

Item 8.01 Other Events.

On July 13, 2006, Cendant announced that its Board of Directors had approved the distribution to its stockholders of all of its shares of common stock of Realogy, a wholly owned subsidiary of Cendant that holds directly or indirectly the assets and liabilities associated with Cendant’s Real Estate Services businesses. To implement the distribution, Cendant will distribute one share of Realogy common stock for every four shares of Cendant common stock outstanding as of the close of business on July 21, 2006. Fractional shares of Realogy will not be distributed, and any Cendant stockholder entitled to receive a fractional share will instead receive a cash payment. The distribution is expected to occur after the close of business on July 31, 2006 to Cendant stockholders of record as of the close of business on July 21, 2006. The distribution of Realogy common stock has been structured to qualify as tax-free stock dividends to Cendant stockholders for U.S. income tax purposes. Cash received in lieu of fractional shares, however, will be taxable. Reference is made to Cendant’s press release dated July 13, 2006, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item.

The distribution of Realogy common stock by Cendant and Realogy’s separation from Cendant is more fully described in the Information Statement filed by Realogy on its Registration Statement on Form 10. A final form of the Information Statement will be mailed to Cendant stockholders of record as of the close of business on the record date shortly after July 21, 2006, and Realogy expects to file the final form of Information Statement to a Current Report on Form 8-K around such time.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated By-Laws

3.3	Certificate of Designations of Series A Junior Participating Preferred Stock

4.1	Rights Agreement, dated as of July 13, 2006, between Realogy Corporation and Mellon Investor Services LLC

4.2	Form of Rights Certificate (attached as an exhibit to Rights Agreement attached as Exhibit 4.1 hereto)

99.1	Press Release of Cendant Corporation dated July 13, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

By:	/s/ C. Patteson Cardwell, IV
C. Patteson Cardwell, IV
Executive Vice President, General Counsel and Corporate Secretary

Date: July 14, 2006

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REALOGY CORPORATION

CURRENT REPORT ON FORM 8-K

Report Dated July 14, 2006 (July 13, 2006)

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated By-Laws

3.3	Certificate of Designations of Series A Junior Participating Preferred Stock

4.1	Rights Agreement between Realogy Corporation and Mellon Investor Services LLC

4.2	Form of Rights Certificate (attached as an exhibit to Rights Agreement attached as Exhibit 4.1 hereto)

99.1	Press Release of Cendant Corporation dated July 13, 2006